As filed with the Securities and Exchange Commission on December __, 1996

                                                             File No. 811-7303



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [X]


                               AMENDMENT NO. 1 [X]


                            INFORMATION AGE PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                        The Bank of Nova Scotia Building
                     P.O. Box 501, George Town, Grand Cayman
                       Cayman Islands, British West Indies
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (809) 949-2001


                                   Thomas Otis
                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

         Throughout this Registration Statement, information concerning Information Age Portfolio (the "Portfolio") is incorporated herein by reference from Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (File No. 2-22019 under the Securities Act of 1933, as amended (the "1933
Act"))(the "Feeder Funds Registration Statement"), which was filed electronically with the Securities and Exchange Commission (the "Commission") on December 20, 1996 (Accession No.0000950156-96-000967). The Feeder Funds Registration Statement contains the prospectus and statement of additional information ("SAI") of EV Classic Information Age Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         Information Age Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 1, 1995. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



         The Portfolio is intended for long-term investors who can accept international investment risk and little or no current income. The Portfolio is not intended to be a complete investment program. Prospective investors should take into account their objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective. The investment objective of the Portfolio is nonfundamental. Additional information about the investment policies of the Portfolio appears in Part B.

         Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and the risk factors associated with investments in the Portfolio from "The Fund's Investment Objective", "The Portfolio's Investments" and "Investment Policies and Risks" in the Feeder Fund's prospectus (the "Feeder Fund Prospectus").

ITEM 5.  MANAGEMENT OF THE PORTFOLIO

         Registrant   incorporates  by  reference  information   concerning  the
Portfolio's management from "Management of the Fund and the Portfolio" in the Feeder Fund Prospectus.

TRANSFER AGENT.
IBT Fund Services (Canada) Inc., 1
First Canadian Place, King Street West, Suite 2800, P.O. Box 231, Toronto, Ontario, Canada M5X 1C8, a subsidiary of Investors Bank & Trust Company, the Portfolio's custodian, serves as transfer agent and dividend-paying agent of the Portfolio and computes the daily net asset value of interests in the Portfolio.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable, except as described in the Feeder Fund Prospectus. Registrant incorporates by reference information concerning the Portfolio's capital stock from "Organization of the Fund and the Portfolio" in the Feeder Fund Prospectus.


         As of November 29, 1996, EV Marathon Information Age Fund and EV Traditional Information Age Fund controlled the Portfolio by virtue of owning approximately 51.5% and 27.0%, respectively, of the outstanding voting interests in the Portfolio.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., New York time) (the "Portfolio Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interest in the Portfolio on such day. Any additions or withdrawals, which are to be effected on that day, will then be effected. Each investor's percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time), on such day plus or minus, as the case may be, that amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of such trading on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

         The Portfolio will allocate at least annually among its investors its net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20). However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

         It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio which seeks to qualify as a regulated investment company under the Code will be able to satisfy the requirements for such qualification.

ITEM 7.  PURCHASE OF INTERESTS IN THE PORTFOLIO

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         Registrant incorporates by reference information concerning the computation of the Portfolio's net asset value and valuation of Portfolio assets from "Valuing Fund Shares" in the Feeder Fund Prospectus. For further information regarding the valuation of the Portfolio's assets, see Part B, Item 19.

         There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"), which is a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02110. EVD receives no compensation for serving as the placement agent for the Portfolio.

ITEM 8.  REDEMPTION OR DECREASE OF INTEREST

         An investor in the Portfolio may withdraw all (redeem) or any portion (decrease) of its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "Commission") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists, or during any other period permitted by order of the Commission for the protection of investors.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.


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                                     PART B

ITEM 10.  COVER PAGE

         Not applicable.

ITEM 11.  TABLE OF CONTENTS

                                                                           page
         General Information and History......................              B-1
         Investment Objectives and Policies...................              B-1
         Management of the Portfolio..........................              B-1
         Control Persons and Principal Holder of Securities...              B-2
         Investment Advisory and Other Services...............              B-2
         Brokerage Allocation and Other Practices.............              B-2
         Capital Stock and Other Securities...................              B-2
         Purchase, Redemption and Pricing of Securities.......              B-4
         Tax Status...........................................              B-5
         Underwriters.........................................              B-7
         Calculation of Performance Data......................              B-7
         Financial Statements.................................              B-7

ITEM 12.  GENERAL INFORMATION AND HISTORY

         Not applicable

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES

         Part A contains additional information about the investment objective and policies of Information Age Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.


         Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information About Investment Policies" and "Investment Restrictions" in Part I of the Feeder Fund's SAI (the "Feeder Fund SAI"). The Portfolio's portfolio turnover rate for the period from the start of business, September 18, 1995, to August 31, 1996 was 115%.

ITEM 14. MANAGEMENT OF THE PORTFOLIO

         Registrant   incorporates  by  reference  information   concerning  the
management of the Portfolio from "Trustees and Officers" in Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.

ITEM 15.  CONTROL PERSONS AND PRINCIPLE HOLDERS OF SECURITIES

         As of November 29, 1996, EV Marathon Information Age Fund (the "Marathon Fund") and EV Traditional Information Age Fund (the "Traditional Fund") owned approximately 51.5% and 27.0%, respectively, of the value of the outstanding interests in the Portfolio. Because the Marathon Fund and the Traditional Fund control the Portfolio, the Traditional Fund and Marathon Fund may take actions without the approval of any other investor. Each of the Marathon Fund and the Traditional Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its interestholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Traditional Fund and the Marathon Fund are series of Eaton Vance Growth Trust, an open-end management investment company organized as business trust under the laws of the Commonwealth of Massachusetts.
ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES

         Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from "Management of the Fund and the Portfolio", "Custodian" and "Independent Accountants" in Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         Registrant   incorporates  by  reference  information   concerning  the
brokerage practices of the Portfolio from "Portfolio  Security  Transactions" in
Part I of the Feeder Fund SAI.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owned to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Interests in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

         Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

         The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable Federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

         The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

         In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.


         The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Therefore, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A. See Part A, Item 7 regarding the pricing of interests in the Portfolio.

         Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.

ITEM 20.  TAX STATUS

         The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any Federal income tax.


         Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a regulated investment company (a "RIC"), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.


         In order to enable a Holder that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to allocate and permit withdrawals in a manner that will enable a Holder which is a RIC to comply with those requirements. The Portfolio will allocate at least annually to each Holder it's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

         To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for Federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for Federal income tax purposes. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from Federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from Federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis. Distributions of liquid proceeds in excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.

         The Portfolio's transactions in options and futures contracts will be subject to special tax rules that may affect the amount, timing and character of distributions. For example, certain positions held by the Portfolio that substantially diminish the Portfolio's risk of loss with respect to other positions in its portfolio may constitute "straddles," which are subject to tax rules that may cause deferral of Portfolio losses, adjustments in the holding periods of Portfolio securities and conversion of short-term into long-term capital losses.

         Income from transactions in options and futures contracts derived by the Portfolio with respect to its business of investing in securities will qualify as permissible income for its Holders that are RICs under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of options and futures contracts held for less than three months will be subject to the requirement applicable to those Holders that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation").

         If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Holders that are RICs satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of options and futures contracts beyond the time when it otherwise would be advantageous to do so, in order for Holders that are RICs to continue to qualify as such.

         The Portfolio anticipates that it will be subject to foreign withholding taxes with respect to income on certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. Certain foreign exchange gains and losses realized by the Portfolio and allocated to the RIC will be treated as ordinary income and losses. Certain uses of foreign currency and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of a tax on such an investor.

         An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have difference entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The exemption of interest income for Federal income tax purposes does not necessarily result in exemption under the income or tax laws of any state or local taxing authority. The laws of the various states and local taxing authorities vary with respect to the taxation of such interest income, as well as to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax adviser.

         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

ITEM 21.  UNDERWRITERS

         The placement agent for the Portfolio is Eaton Vance Distributors, Inc., which is a wholly-owned subsidiary of Eaton Vance Management and which receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS

The following audited financial statements of the portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte and Touche LLP, independent certified public accountants, as experts in accounting and auditing.


         Portfolio of Investments as at August 31, 1996 Statement of Assets and Liabilities as at August 31, 1996
         Statement of Operations for period from the start of business, September 18, 1995, to August 31, 1996
         Statement of Changes in Net Assets for period from the start of business, September 18, 1995, to August 31, 1996
         Supplementary Data for period from the start of business, September 18, 1995, to August 31, 1996
         Notes to Financial Statements
         Independent Auditors' Report


         For purposes of the EDGAR filing of this amendment to the Portfolio's Registration Statement, the Portfolio incorporates by reference the above audited financial statements of the Portfolio, as previously filed electronically with the Commission on October 31, 1996 (Accession No. 0000928816-96-000322).

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS

         The Financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

(B)  EXHIBITS

1. (a) Declaration of Trust dated June 1, 1995 filed electronically as Exhibit No. 1 to the Registrant's original Registration Statement filed with the Commission on June 9, 1995 (Accession No. 0000898432-95-000242) and incorporated herein by reference (the "Original Registration Statement").


     (b) Amendment to Declaration of Trust dated October 23, 1995 filed herewith.


2. By-Laws of the Registrant adopted June 1, 1995 filed electronically as Exhibit No. 2 to the Original Registration Statement and incorporated herein by reference.


5. Investment Advisory Agreement among the Registrant, Boston Management and Research and Lloyd George Investment Management (Bermuda) Limited dated June 19, 1995 filed herewith.


6. Placement Agent Agreement with Eaton Vance Distributors, Inc., dated November 1, 1996 filed herewith.


7. The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See IN THE MATTER OF CAPITAL EXCHANGE FUND, INC., Release No. IC-20671 (November 1, 1994).



8. (a) Custodian Agreement with Investors Bank & Trust Company dated June 19, 1995 filed herewith.


     (b) Amendment to the Custodian Agreement dated October 23, 1995 filed herewith.


9. (a) Accounting and Interestholder Services Agreement with IBT Fund Services (Canada) Inc. dated June 19, 1995, filed herewith.


     (b) Administration Agreement between the Registrant and Eaton Vance Management dated June 19, 1995 filed herewith.


     (c)  Sub-Administration   Agreement  among  the  Registrant,   Eaton  Vance
     Management and IBT Trust Company (Cayman), Ltd. dated June 19, 1995 filed herewith.


     13. Investment representation letter of Eaton Vance Management dated June 2, 1995 filed electronically as Exhibit No. 13 to the Original Registration Statement and incorporated herein by reference.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES


                                 (1)                           (2)
                           .........                        Number of
                           TITLE OF CLASS               Record Holders as of
                                                         NOVEMBER 29, 1996

                              Interests                         6


ITEM 27.  INDEMNIFICATION

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed electronically as Exhibit 1(a) to the Original Registration Statement and incorporated herein by reference.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment advisers are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS

         To the knowledge of the Portfolio, none of the trustees or officers of the Portfolio's investment advisers, except as set forth on their Forms ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment advisers.

ITEM 29.  PRINCIPAL UNDERWRITERS

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

         All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 24 Federal Street, Boston, MA 02110 and 89 South Street, Boston, MA 02104, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant's investment adviser, Eaton Vance Management, at 24 Federal Street, Boston, MA 02110. Certain corporate documents are also maintained by The Bank of Nova Scotia Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, P.O. Box 501, George Town, Grand Cayman, Cayman Islands, British West Indies, and certain investor account and Portfolio accounting records are held by IBT Fund Services (Canada) Inc., 1 First Canadian Place, King Street West, Suite 2800, P.O. Box 231, Toronto, Ontario, Canada M5X 1C8. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of Eaton Vance Management.

ITEM 31.  MANAGEMENT SERVICES

         Not applicable.

ITEM 32.  UNDERTAKINGS

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton, Bermuda on the 16th day of December, 1996.


                            INFORMATION AGE PORTFOLIO


                             By: /S/ JAMES B. HAWKES
                                -----------------------------
                                 James B. Hawkes, President

                                INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION OF EXHIBIT

     1.   (b) Amendment to Declaration of Trust dated October 23, 1995.


     5. Investment Advisory Agreement among the Registrant, Boston Management and Research and Lloyd George Investment Management (Bermuda) Limited dated June 19, 1995.


     6. Placement Agent Agreement with Eaton Vance Distributors, Inc., dated November 1, 1996.


     8. (a) Custodian Agreement with Investors Bank & Trust Company dated June 19, 1995.


     8.   (b) Amendment to the Custodian Agreement dated October 23, 1995.


     9. (a) Accounting and Interestholder Services Agreement with IBT Fund Services (Canada) Inc. dated June 19, 1995.


     9. (b) Administration Agreement between the Registrant and Eaton Vance Management dated June 19, 1995.


     9. (c) Sub-Administration Agreement among the Registrant, Eaton Vance Management and IBT Trust Company (Cayman), Ltd. dated June 19, 1995.